                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated December
8, 2004 in the Registration Statement of Equity Opportunity Trust, Value Select
Ten Series 2004K.

                        /s/ Ernst & Young LLP
                        -----------------------
                        ERNST & YOUNG LLP

New York, New York
December 8, 2004